      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1999
                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    _________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    _________

                               MGPX VENTURES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEVADA                                                  95-4067606
(STATE OR OTHER JURISDICTION OF                                (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                       17337 VENTURA BOULEVARD, SUITE 224
                            ENCINO, CALIFORNIA 91316
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                             STOCK OPTION AGREEMENT
                            DATED AS OF JUNE 8, 1999
                           BETWEEN MGPX VENTURES, INC.
                                 AND BUDDY YOUNG
                            (FULL TITLE OF THE PLAN)

                                PETER SCHLESINGER
                       17337 VENTURA BOULEVARD, SUITE 224
                            ENCINO, CALIFORNIA 91316
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (818) 981-7074
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    _________

                          COPIES OF COMMUNICATIONS TO:
                              J. BRAD WIGGINS, ESQ.
                              SHAUNA ROTHKOPF, ESQ.
                                MILLER & HOLGUIN
                      1801 CENTURY PARK EAST, SEVENTH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 556-1990

                                    _________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

================================================================================
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                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                      Proposed          Proposed
                                                      maximum           maximum
Title of securities             Amount to be          offering price    aggregate             Amount of
to be registered                registered            per unit          offering price        registration fee
--------------------------------------------------------------------------------------------------------------
Common Stock(1)(2)              100,000 shares        $  1.00           $100,000                 $ 27.80

--------------------------------------------------------------------------------
 (1) These shares underlie options granted under the stock option agreement dated as of June 8, 1999, between MGPX Ventures, Inc. and Buddy Young, for services rendered as President and Chief Executive Officer. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the offering price and the amount of the fee for these shares were computed based on the exercise price of the options.

(2) Also registered hereunder are an indeterminate number of additional options and shares of Common Stock which may become issuable by virtue of the anti-dilution adjustment provisions of the stock option agreement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), but will be delivered as required by Rule 428(b)(1) under the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The registrant's registration statement on Form 10-SB filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 16, 1998, and amended on January 27, 1999 (which includes the description of the registrant's class of Common Stock which is registered under Section 12 of the Exchange Act, which description is set forth in Item 8 of the registration statement).

         (b) The registrant's quarterly report on Form 10-QSB for the quarter ended December 31, 1998, as filed on February 12, 1999 and amended on February 23, 1999.

         (c) The registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 1999, as filed on May 12, 1999.


         In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon for the registrant by Miller & Holguin, attorneys at law, Los Angeles, California.

         The financial statements incorporated in this Registration Statement by reference to the registrant's registration statement on Form 10-SB filed under the Exchange Act on October 16, 1998, and as amended on January 27, 1999, have been so incorporated in reliance on the report of Singer Lewak Greenbaum & Goldstein LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.751 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any director or officer against expenses (including attorneys' fees), judgments, fines and settlements arising in connection with a legal proceeding to which such a person is a party, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Unless the person is successful upon the merits in such an action, indemnification may be awarded only after a determination is made by independent decision of the Board of Directors, by legal counsel, or by a vote of the stockholders that the applicable standard of conduct was met by the person to be indemnified.


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


         The circumstances under which indemnification is granted in connection with an action brought on behalf of the registrant are generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and must not have been adjudged liable for negligence or misconduct.

         Section 78.751 also provides that indemnification pursuant to its provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, except that indemnification (unless ordered by a court) may not be made to any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         Article V of the registrant's by-laws provides that the registrant shall indemnify any director or officer against expenses (including attorneys' fees), judgments, penalties, fines and settlements arising in connection with a legal proceeding to which such a person is a party to the fullest extent permitted by the laws of Nevada as they may exist from time to time.

         In addition, Article Eleven of the registrant's articles of incorporation provides that no director or officer of the registrant shall be liable to the registrant or its shareholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts of omission which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes (regarding unlawful distributions to shareholders).

         Under NRS Section 78.752 and Article V of the registrant's by-laws, the registrant may purchase and maintain insurance for directors and officers. The registrant purchased a three-year policy effective February 1, 1998, which insures the registrant's directors and officers against certain liabilities, including liabilities under the federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following documents are filed or incorporated by reference as part of this Registration Statement:

      4.1     Facsimile of common stock certificate(1)

      4.2     Articles of Incorporation, as amended to date(1)

      4.3     Bylaws(1)

      4.4     Facsimile of Series B Preferred Stock certificate(1)

      4.5     Certificate of Determination of Series B Preferred Stock(1)

      5.1     Opinion of Miller & Holguin

      23.1    Consent of Singer Lewak Greenbaum & Goldstein LLP

      23.2    Consent of Miller & Holguin (included in Exhibit 5.1)
__________________
 (1) Previously filed as an exhibit to the registrant's Registration Statement on Form 10-SB filed on October 16, 1998, and incorporated herein by reference

ITEM 9.       UNDERTAKINGS.

         The undersigned registrant hereby undertakes:


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




         (a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                (iii) To include any additional or changed material information on the plan of distribution.

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant under the Exchange Act.

            (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

            (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on the 23rd day of July, 1999.

                                                     MGPX VENTURES, INC.


                                                 By: /s/ Buddy Young
                                                     ---------------------------
                                                         Buddy Young
                                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                   Title                                   Date
         ---------                                   -----                                   ----

       /s/ Peter Schlesinger                 Chairman of the Board, Chief                 July 23, 1999
     --------------------------------        Financial Officer and Director
           Peter Schlesinger                 (Principal Financial and
                                             Accounting Officer)



       /s/ Buddy Young                       President, Chief Executive                   July 23, 1999
     ---------------------------------       Officer, Secretary and Director
           Buddy Young                       (Principal Executive Officer)



       /s/ Isaac Moss                        Director                                     July 23, 1999
     ---------------------------------
        Isaac Moss


       /s/ Emanuel Batler                    Director                                     July 23, 1999
     ---------------------------------
           Emanuel Batler


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